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                                                                     EXHIBIT 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
 Tax Exempt Securities Trust, National Trust 230, California Trust 162, Florida Trust 81, Maryland Trust 102, New Jersey Trust 133 and New York Trust 167:

  We consent to the use of our report dated May 14, 1998 included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                             KPMG Peat Marwick LLP

New York, New York
May 14, 1998